UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 14, 2013

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of Principal Executive Offices)

86 10 6598 3111
Registrant's telephone number, including area code

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 14, 2013, China Biologic Products, Inc. (the "Company") and WP X Biologics LLC ("WPX") entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company is obligated to file a registration statement with the Securities and Exchange Commission within a pre-defined period, to register an aggregate of 3,112,920 shares of the Company’s common stock (the "Shares") transferred and sold to WPX by Ms. Lin Ling Li, one of the Company’s significant stockholders, pursuant to a share purchase agreement dated April 29, 2013 (the "Purchase Agreement"). The closing of the Purchase Agreement, which occurred on May 14, 2013, was subject to the satisfaction of certain closing conditions, including the Company’s execution of the Registration Rights Agreement. The Registration Rights Agreement also gives WPX certain customary piggyback registration rights.

This brief description of the terms of the Registration Rights Agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated May 14, 2013, between China Biologic Products, Inc. and WP X Biologics LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer